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                                                                   EXHIBIT 10.32

June 29, 2000




Gil Rye
President and Chief Executive Officer
Orbital Imaging Corporation
21700 Atlantic Blvd.
Dulles, VA  20166

Dear Gil:

The purpose of this letter agreement is to set forth our understanding with respect to our mutual desire to effect certain modifications to the Radarsat-2 License Agreement among Orbital Imaging Corporation ("ORBIMAGE"), MacDonald, Dettwiler and Associates Ltd. ("MDA") and Orbital Sciences Corporation ("Orbital").

Orbital agrees that it shall use its reasonable best efforts to broker an agreement between ORBIMAGE and MDA whereby:

       (1) the Radarsat-2 License Agreement is modified or terminated such that ORBIMAGE's future license fee payment obligation ($30,000,000) and obligations for future payments for system operation and other Radarsat-2 costs would be eliminated

       (2) ORBIMAGE would retain certain Radarsat-2 distribution rights in the U.S. and possibly other regions on terms and conditions to be negotiated in good faith with MDA;

       (3) MDA would refund to ORBIMAGE the amount, if any, by which the value of ORBIMAGE's revised distribution rights is less than $30,000,000 (the license fee paid by ORBIMAGE to date).

ORBIMAGE agrees to promptly prepare a good faith proposal for input by Orbital and presentation to MDA with respect to the revised distribution arrangement and ORBIMAGE's valuation analysis and to negotiate in good faith. Nothing herein shall obligate ORBIMAGE to enter into a modification or termination of the Radarsat-2 license agreement.

Very truly yours,

ORBITAL SCIENCES CORPORATION


By:      /s/ JEFFREY V. PIRONE
         -----------------------------------
         Name: Jeffrey V. Pirone

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         Title

AGREED TO:

ORBITAL IMAGING CORPORATION


By:      /s/ GILBERT D. RYE
         -----------------------------------
         Name: Gilbert D. Rye
         Title: President and Chief Executive Officer